EXHIBIT 10.1.1

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated effective June 9, 2000, by and between TRITEL, INC., a Delaware corporation (the "Company"), and WILLIAM M. MOUNGER, II ("Executive"). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Stockholders Agreement of the Company, dated January 7, 1999, as amended, modified or supplemented in accordance with the terms thereof (the "Stockholders Agreement").

                             W I T N E S S E T H:

         WHEREAS, the Company employed Executive pursuant to an Employment Agreement executed by the Company and Executive embodying the terms of such employment dated January 7, 1999 (the "Original Agreement");

         WHEREAS, the Company and Executive desire to continue such employment pursuant to terms and conditions varying from those set forth in the Original Agreement;

         WHEREAS, E. B. Martin, Jr. and Executive (collectively, the "Senior Executives") own all of the ownership interests in Tritel Management, LLC, a Mississippi limited liability company ("Manager");

         WHEREAS, the Senior Executives have caused the Manager to enter into a Management Agreement with the Company, dated January 7, 1999 (the "Management Agreement"), pursuant to which the Manager has agreed, among other things, to manage the business of the Company;

         WHEREAS, pursuant to Section 3.2(e) of the Securities Purchase Agreement, dated as of May 20, 1998 (the "Securities Purchase Agreement"), Executive has become the record and beneficial owner of 5,961.36 shares (pre-split) of the Company's Class A Voting Common Stock, par value $.01 per share ("Class A Common Stock") and 1,725.56 shares (pre-split) of the Company's Class C Common Stock, par value $.01 per share (the "Class C Common Stock"; collectively, the "Restricted Shares");

         WHEREAS, in order to induce the Purchasers referred to in the Securities Purchase Agreement to purchase the securities issued by the Company thereunder, Executive desires to grant to the Company the repurchase rights with respect to the Restricted Shares as referred to in Section 7; and

         WHEREAS, the Company desires to accept the grant of such repurchase rights.


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         WHEREAS, on or about December 13, 1999, the Company effected a 400 to
1 stock split (the "Stock Split") of its Class A Voting Common Stock and Class C Common Stock so that the number of Restricted Shares subject to the Original Agreement was increased to 2,384,544 Class A Common Stock shares and 690,224 Class C Common Stock shares; and

         WHEREAS, the Company and Executive desire to amend and restate the Original Agreement to modify the Company's repurchase rights relating to the Restricted Shares, to provide for acceleration of vesting upon certain events and certain other matters, all in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive, intending to be legally bound, hereby amend and restate the Original Agreement in its entirety and agree as follows:

         1.   Employment.

              a. Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

              b. Employment Period. The term of Executive's employment shall be for a period of five (5) years commencing on January 7, 1999 (the "Commencement Date") and continuing until January 1, 2004 (the "Expiration Date") unless this Agreement shall have been earlier terminated in accordance with Section 5 (the "Employment Period").

         2.   Position and Duties.

              During the Employment Period, Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and be responsible for the duties set forth on Schedule I, reporting directly to the Company's President. During the Employment Period, except as set forth herein, Executive shall devote his entire business time to the services required of him hereunder, except for vacation time, personal time and reasonable periods of absence due to sickness, personal injury or other disability. Nothing contained herein shall preclude Executive from devoting reasonable periods of time to (i) the activities described on Schedule II; (ii) serving on a board of directors of a charitable, trade or other similar organization; or (iii) serving on other boards of directors with the consent of the Board of Directors (excluding the Senior Executives who are members of the Company's Board of Directors), in each such case, so long as such activities do not interfere with the performance of Executive's duties hereunder.

         3.   Compensation.

              a. Base Salary. The Company shall pay Executive an annual salary of $225,000. Upon the first anniversary of the Commencement Date, and annually thereafter, the Compensation Committee of the Board of Directors shall review Executive's base salary in light of the performance of Executive and the Company, and may, in its discretion, increase (but not decrease) such base salary by an amount it determines to be appropriate. Executive's annual base salary payable hereunder, as it may be increased from time to time, is referred to herein as "Base Salary". The Company shall pay Executive his Base Salary in equal monthly installments, or in such other installments as the parties may mutually agree.

              b. Annual Bonus. For each calendar year or part thereof during the Employment Period, Executive shall be eligible to receive an annual bonus (an "Annual Bonus") equal to up to 50% of his Base Salary based upon the achievement of certain objectives determined by the Compensation Committee of the Board of Directors for such calendar year, payable within thirty (30) days after certification of the Company's financial statements for such year.


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         4.   Benefits, Perquisites and Expenses.

              a. Benefit Plans. During the Employment Period, Executive shall be eligible to participate in any welfare benefit plan sponsored or maintained by the Company, including, without limitation, any group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof.

              b. Perquisites. Executive shall be entitled to up to four weeks paid vacation annually in accordance with the Company's policies and practices. Executive shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the policies and practices of the Company.

              c. Business Expenses. The Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.

              d. Indemnification. The Company shall, to the maximum extent permitted by applicable law, the Company's certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including serving as a fiduciary, in which Executive serves at the request of the Company. If any claim is asserted hereunder for which Executive reasonably believes in good faith he is entitled to be indemnified, the Company shall pay Executive's reasonable legal expenses (or cause such expenses to be paid), as may be reasonably required but no less frequently than on a quarterly basis, provided that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a final, non-appealable order of a court of competent jurisdiction not to be entitled to indemnification. The indemnification obligations of the Company in this paragraph shall survive any termination of this Agreement.

              e. Directors and Officers Liability Insurance. The Company has obtained, and shall use all commercially reasonable efforts to maintain, directors and officers liability insurance coverage covering Executive in amounts customary for similarly situated companies in the telecommunications industry.

         5.   Termination of Employment.

              a. Early Termination of the Employment Period. This Agreement may be terminated in any of the following manners:



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                 i. Executive may, upon 30 days' prior written notice to the
Company, voluntarily terminate employment with the Company at any time at the sole discretion of Executive (a "Voluntary Termination");

                 ii. Executive may, upon written notice to the Company, terminate employment with the Company at any time for "Good Reason" (as defined in Section 5(g)) it being agreed that any such termination, although effected by Executive shall not constitute a Voluntary Termination;

                 iii. Executive's employment may, upon written notice to Executive, be terminated by the Company at any time for Cause (as defined in Section 5(f));

                 iv. This Agreement shall terminate automatically upon Executive's death;

                 v. The Company may, upon written notice to Executive, terminate this Agreement upon Executive's Disability. As used herein, the term "Disability" shall mean a determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of 90 days during any six-month period during the Employment Period or for 180 days during any 12-month period during the Employment Period. The determination of whether (and, if appropriate, when) a Disability has occurred shall be made by a majority of the Board of Directors of the Company (excluding the Senior Executives that are directors of the Company);

                 vi. The Company may terminate this Agreement immediately in the event of a material breach of the Management Agreement by Manager (as determined by a majority vote of the Board of Directors (excluding the Senior Executives that are directors of the Company)), which has not been cured within thirty (30) days following notice thereof from the Company, or the failure of the Company to meet any of the objectives set forth on Schedule III-A to this Agreement; or

                 vii. The Company may terminate this Agreement immediately in the event of the failure of the Company to meet any of the objectives set forth in Schedule III-B to this Agreement.

              b. Benefits Payable Upon Termination.

                 i. Following the end of the Employment Period pursuant to any manner described in Section 5(a) or for any other reason, the Company shall pay to Executive (or, in the event of his death, his surviving spouse, if any, or his estate): (A) any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ended, and (B) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the date the Employment Period ends without regard to the performance by Executive of further services or the resolution of a contingency.


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                 ii. Following the end of the Employment Period other than
pursuant to a termination described in Sections 5(a)(i), (iii) or (vii) (in respect of which Executive shall not be entitled to any payments under this
Section 5(b)(ii)), Executive shall be entitled to receive the lesser of (x) his Base Salary, and (y) the balance of his Base Salary through the Expiration Date. In the event that the Employment Period shall end pursuant to a termination by Executive pursuant to Section 5(a)(ii) or a termination by the Company pursuant to Section 5(a)(vi), the Executive shall also be entitled to receive the Annual Bonus (if earned in accordance with Section 3(b) of this Agreement). The amount of the Annual Bonus shall be determined as follows: (I) In the event that the date of termination is on or prior to June 30 of any applicable calendar year, the amount of the Annual Bonus shall be equal to a pro rata portion (based upon the actual number of days during such calendar year that this Agreement shall have been in effect) of the Annual Bonus payable in respect of such year (determined based upon the achievement by the Company of the objectives for all of such calendar year). (II) In the event that the date of termination is after June 30 of any applicable calendar year, the amount of the Annual Bonus shall be equal to the Annual Bonus payable in respect of such year (determined based upon the achievement by the Company of the objectives for all of such calendar year).

              c. Timing of Payments.

                 i. Amounts payable pursuant to Section 5(b)(i)(A) and, except as provided below upon termination of the Management Agreement, payments of Base Salary pursuant to Section 5(b)(ii) shall be payable monthly in monthly installments in arrears commencing on the last day of the month following the end of the Employment Period. In the event that Executive's employment shall be terminated pursuant to Section 5(a)(ii) or (vi), the Annual Bonus payable pursuant to Section 5(b)(ii) shall, except as provided below upon termination of the Management Agreement, be paid 30 days after the certification of the Company's financial statements for such year. In the event that the Management Agreement is terminated concurrently with the termination of this Agreement
(A) the Annual Bonus (if earned in accordance with Section 3(b) of this Agreement) shall be payable on the later to occur of (x) 30 days after the certification of the Company's financial statements for such year, and (y) the last day of the month after which (a) a New Provider (as defined in the Management Agreement) shall be retained by the Company in accordance with
Section 5(e)(i)of the Management Agreement, and (b) the Senior Executives shall have nominated a Successor Control Group (as defined in the Management Agreement) acceptable to the Board of Directors in its sole discretion (excluding the Senior Executives that are directors of the Company) in accordance with Section 5(e)(ii) of the Management Agreement, and (B) the Base Salary payable pursuant to Section 5(b)(ii) shall be payable monthly in monthly installments on the last day of the month after which (I) a New Provider shall be retained by the Company in accordance with Section 5(e)(i) of the Management Agreement and (II) the Senior Executives shall have nominated a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding the Senior Executives that are directors of the Company) in accordance with Section 5(e)(ii) of the Management Agreement.


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                 ii. Vested benefits referred to in clause (B) of Section
5(b)(i) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

              d. The Company shall be entitled to set off against the amounts payable to the Executive following the termination of this Agreement pursuant to Section 5(b)(ii), any amounts earned by either Executive in other employment after the termination of this Agreement; provided, however, that Executive shall not be required, as a condition to the receipt of such payment pursuant to Section 5(b)(ii), to seek such other employment.

              e. Continuing Obligations. After receipt of written notice of termination, but prior to the effective date of such termination, Executive shall continue to perform his duties under this Agreement unless specifically instructed to discontinue such performance. In the event of termination, Executive and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the effective date of termination.

              f. Definition of Cause. For purposes of this Agreement, "Cause" means only:

                 i. Executive's indictment or conviction of a felony;

                 ii. Fraud, misappropriation or embezzlement by Executive against the Company or any subsidiary or affiliate of the Company; or

                 iii. Executive's willful misconduct or gross negligence in connection with his employment hereunder which has materially adversely affected the Company, monetarily or otherwise, as determined by a majority vote of the Board of Directors of the Company (excluding Executive and other Company executives that are directors of the Company).

              g. Definition of Good Reason. For purposes of this Agreement "Good Reason" means any of the following:

                 i. The Company fails to make any payment when due pursuant to
Section 3 within thirty (30) days following Executive's written notice to the Company of such failure;

                 ii. A material breach of this Agreement by the Company (other than a payment default) which has not been cured within thirty (30) days following notice thereof from the Company;

                 iii. Executive is demoted or removed from his/her respective offices or there is a material diminishment of Executive's responsibilities, duties or status which diminishment is not rescinded within 30 days after the date of receipt by the Board of Directors of the Company of Executive's written notice referring to this provision and describing such diminishment; or


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                 iv. The Company relocates its principal offices without
Executive's consent to a location more than 50 miles from the principal offices of the Company in Jackson, Mississippi.

         6.   Noncompetition and Confidentiality

              a. Noncompetition. During the Employment Period and for one year thereafter, Executive shall not, without the consent of the Company, assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company) that is actively engaged in the business of providing mobile wireless telecommunications services in the Territory (as defined in the Company's Stockholders' Agreement); provided, however, that in the event the Employment Period is terminated (x) by Executive pursuant to Section 5(a)(ii) or by the Company pursuant to Section 5(a)(vi) Executive shall have no obligations pursuant to this Section 6(a), and (y) by the Company pursuant to Section 5(a)(vii) such one-year period shall be three (3) months, subject to the right of the Company, upon written notice given to Executive, to extend such three
(3) month period on a month-to-month basis for up to an additional nine (9) month period on the condition that the Company pays to Executive his Base Salary during such three (3) month period and for any such additional period that the Company elects to extend Executive's obligations pursuant to this
Section 6(a).

              b. Confidentiality. Without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from a governmental body or agency, Executive shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization (including data and other information relating to members of the Board of Directors and management), operating policies and manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or affiliates (collectively, "Confidential Information"), to any third person, unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this Paragraph 6(b)), except that Executive may disclose Confidential Information to the extent advisable in his sole discretion in connection with
(i) the performance of Executive's duties hereunder, or (ii) the issuance of Company securities, or (iii) obtaining financing for the Company, or (iv) the enforcement of Executive's rights under this Agreement, or (v) any disclosures that may be required by law, including securities laws.



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              c. Inventions. Executive hereby sells, transfers and assigns to the Company all of the right, title and interest of Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, solely or jointly, or in whole or in part, during the Employment Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or affiliate or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary or affiliate, or (iii) arise (wholly or partly) from the efforts of Executive during the Employment Period. Executive shall communicate promptly and disclose to the Company, in such form as the Company reasonably requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the Employment Period or thereafter, Executive shall execute and deliver to the Company (at the Company's sole cost and expense) such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon.

              d. Company Property. Promptly following Executive's termination of employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control, and all tangible embodiments of Confidential Information in Executive's possession in whatever media such Confidential Information is maintained.

              e. Non-Solicitation of Employees. During the Employment Period and for one year thereafter, Executive will not directly or indirectly induce any employee of the Company or any of its subsidiaries or affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof, unless such person shall have ceased to be employed by such entity for a period of at least six months; provided, however, that nothing contained in this Agreement shall prevent Executive from engaging in a general solicitation for employment that is not directed at employees of the Company or any of its subsidiaries or affiliates.

              f. Injunctive Relief with Respect to Covenants. Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, inventions, confidentiality and Company property contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations contained in this Paragraph 6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

         7.   Vesting  and Repurchase of Unvested Shares, Etc.

              a. General. Executive by his acceptance of the Restricted Share certificates bearing the legend set forth in paragraph (e) below, agrees that the Restricted Shares shall be subject to repurchase by the Company at the Repurchase Price in accordance with the terms of this Section 7. As used in this Section 7, the following terms have the following meanings:


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                 i. "Automatic Repurchase Event" means (x) the termination of
Executive's employment pursuant to this Agreement or any agreement supplementing, amending or extending this Agreement, (y) the seventh (7th) anniversary of the Commencement Date.

                 ii. "Base Shares" means 2,384,544 shares of Class A Common Stock and 690,224 shares of Class C Common Stock.

                 iii. "Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

                      (I) any "person" as such term is used in Section 3(a)(9)
                 of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

                      (II) during any period of two consecutive years,
                 individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (I),
                 (III), or (IV) of this Section 7(a)(iii) or (B) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                      (III) there is consummated a merger or consolidation of
                 the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                      (IV) the stockholders of the Company approve a plan of
                 complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no change in voting power triggered solely by the holders of shares of Voting Preference Stock of the Company beginning to vote as a class with holders of Class A Voting Common Stock of the Company shall be deemed a Change in Control under this Agreement.

                 ii. "Equity Kicker Shares" means a number of Restricted Shares equal to 819,940 shares of Class A Common Stock.

                 iii. "Fully Diluted Basis" means, with respect to the shares of Common Stock outstanding, all of the shares of Common Stock then outstanding (regardless of whether subject to repurchase), plus (without duplication) all the shares of Common Stock issuable upon the exercise of outstanding options or convertible securities (excluding the Company's Series A Preferred Stock, $.01 par value); provided, that for the purpose of calculating the number of shares of Common Stock outstanding on a Fully Diluted Basis in order to determine whether the Internal Rate of Return pursuant to Section 7(b)(ii) equals (A) more than 25% but less than 35%, none of the Equity Kicker Shares shall be deemed to be outstanding, and (B) more than 35%, one-half of the Equity Kicker Shares shall be deemed to be outstanding.


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                 iv. "Market Price" means in the case of an Automatic
Repurchase Event (A) specified in clause (x) of the definition thereof the average closing price of the Class A Common Stock during the ten (10) trading days prior to such date of termination, or (B) specified in clause (y) of the definition thereof, the average closing price of the Class A Common Stock during the ten (10) trading days prior to such seventh (7th) anniversary of the Commencement Date. In the case of a Trigger Notice, "Market Price" means the average closing price of the Class A Common Stock during the ten (10) trading days prior to such Trigger Date.

                 vii. "Precipitating Event" means (i) a diminution in the Executive's position, duties, authority, title or responsibilities with respect to his or her employment by the Company or (ii) the relocation of the Executive's principal place of performance more than fifty (50) miles from his or her principal place of performance on the Commencement Date.

                 vii. "Repurchase Price" means $.000025 per share.

                 ix. "Trigger Date" means the date of delivery to the Company by Executive of a Trigger Notice that refers to Equity Kicker Shares.

                 x. "Trigger Notice" means a notice given by Executive with respect to a specified number of Equity Kicker Shares to determine the number of Triggered Shares.

              b. Repurchase of Base Shares and Equity Kicker Shares.


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                 i. Repurchase of Base Shares upon Automatic Repurchase Event.
Upon an Automatic Repurchase Event, Executive shall sell to the Company, and the Company shall purchase from Executive, the aggregate of (I) all Base
Shares that shall not have vested in accordance with Schedule IV, plus (II) the number of Restricted Shares subject to repurchase pursuant to Section 7(b)(v). Notwithstanding the provisions of Schedule IV or any other provision of this Agreement, all Base Shares shall fully vest and shall not be subject to repurchase upon the occurrence of any of the following: (x) a Change in Control, provided that Executive remains in continuous service with the Company or any Subsidiary until the effective date of such Change in Control;
(y) if Executive's employment with the Company and all Subsidiaries is terminated (a) by reason of his or her death or Disability or (b) by the Company and all Subsidiaries for any reason other than (A) Cause (whether in connection with the TeleCorp Merger or otherwise), or (B) pursuant to Section 5(a)(vii); or (z) a Precipitating Event. Executive's employment with the Company (or a Subsidiary of the Company) shall not be required to terminate as a condition to such acceleration of vesting upon a Precipitating Event.

                 ii. Repurchase of Equity Kicker Shares upon Automatic Repurchase Event. Upon any Automatic Repurchase Event, Executive shall sell to the Company, and the Company shall purchase from Executive, the aggregate of
(I) the percentage of Executive's Equity Kicker Shares set forth opposite the Internal Rate of Return realized by the Cash Equity Investors as set forth on the chart below as of the date of the Automatic Repurchase Event:

               Internal Rate of Return              Percentage of
               Realized by Cash Equity              Equity Kicker Shares to be
               Investors                            Repurchased
               ------------------------------------ ---------------------------

               Less than 25%                                 100%

               25% or more but less than 35%                 50%

               35% or more                                   0%

                 , plus (II) the number of Restricted Shares subject to repurchase pursuant to Section 7(b)(v) that are not repurchased pursuant to clause (i) above. Notwithstanding the above or any other provision of this Agreement, all Equity Kicker Shares that have not yet vested shall fully vest and shall not be subject to repurchase upon the occurrence of any of the following: (x) a Change in Control, provided that Executive remains in continuous service with the Company or any Subsidiary until the effective date of such Change in Control; (y) if the Executive's employment with the Company and all Subsidiaries is terminated (a) by reason of his or her death or Disability or (b) by the Company and all Subsidiaries for any reason other than (A) Cause (whether in connection with the TeleCorp Merger or otherwise) or (B) pursuant to Section 5(a)(vii); or (z) a Precipitating Event. Executive's employment with the Company (or a Subsidiary of the Company) shall not be required to terminate as a condition to such acceleration of vesting upon a Precipitating Event.

                 iii. Internal Rate of Return Determination. For the purpose of this Section 7, the Cash Equity Investors will be deemed to have "realized an Internal Rate of Return" of any percentage specified, as of any date, when
(i) the aggregate amount of all distributions (but not including proceeds from sales of Common Stock) actually made in respect of the Cash Equity Investors' Common Stock, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date each such distribution is made to and including the date of the calculation, plus the product of the Market Price multiplied by the number of shares of Common Stock beneficially owned by the Cash Equity Investors on the date hereof (as adjusted for stock splits, stock dividends and similar changes in capitalization), is equal to (ii) the aggregate amount of all capital contributions made by the Cash Equity Investors, plus an amount equal to interest thereon at such percentage per annum, compounded annually, from the date each such capital contribution is made to and including such date of calculation.

                 iv. Vesting on Trigger Notice. Executive may elect, by delivery of a Trigger Notice with respect to a number of Equity Kicker Shares specified in such Trigger Notice, to determine the number of Equity Kicker Shares that are vested and not subject to repurchase under Section 7(b)(ii). The Internal Rate of Return (determined as specified in Section 7(b)(iii)) shall be determined as of the Trigger Date and those Equity Kicker Shares that would not be subject to repurchase under the chart set forth in Section 7(b)(ii) above shall be deemed vested and not subject to repurchase from and after the Trigger Date.

                 v. Additional Repurchase Rights of the Company.

                   (1) Anything to the contrary contained herein notwithstanding, in the event this Agreement is terminated by the Company pursuant to Section 5(a)(iii), Executive shall sell to the Company, and the Company shall repurchase from Executive, all of the Restricted Shares (whether or not vested) provided, however, this Section 7(b)(v)(1) shall cease to be effective upon a Change in Control.

                   (2) In the event that the Management Agreement is terminated and the Manager does not approve a "New Provider" (as such term is defined in the Management Agreement) within five (5) business days of notice of such New Provider's nomination by the Board of Directors, in accordance with Section 5(e)(i) of the Management Agreement, then for each successive thirty (30) day period or portion thereof following such five (5) business day period that a New Provider shall not have been approved by the Manager, Executive shall sell to the Company 50% of the Restricted Shares then owned by Executive (after giving effect to all other repurchases pursuant to this Section 7).

                   (3) In the event that Executive and the other Senior Executives do not nominate a Successor Control Group reasonably acceptable to the Board of Directors of the Company in its sole discretion (excluding the Senior Executives that are directors of the Company) in accordance with such
Section 5(e)(ii) of the Management Agreement within the five (5) business day period set forth in the first sentence of Section 5(e)(ii) of the Management Agreement, then for each successive 30 day period or portion thereof that Executive and the other Senior Executives shall not have nominated a Successor Control Group reasonably acceptable to the Board of Directors of the Company in its sole discretion (excluding the Senior Executives that are directors of the Company), the Executive shall sell to the Company after the expiration of each 30 day period, in addition to and after giving effect to all other repurchases by the Company of Restricted Shares pursuant to this Section 7 (including Section 7(b)(v)(2)), an additional 50% of the Restricted Shares then owned by Executive.

              c. Purchase Price; Closing of Repurchase; Assignment of Repurchase Right. Any repurchase pursuant to this Section 7 shall be for the Repurchase Price. The closing of a purchase and sale of Repurchased Shares shall take place on a date mutually agreed by Executive and the Company, but in no event later than 20 days after (i) the date that employment of Executive shall have terminated or, in the case of a repurchase pursuant to Sections 7(b)(v), the end of any 30-day period referred to in Section 7(b)(v), or (ii) in the case of Automatic Repurchase Event other than termination of employment of Executive, the occurrence of the applicable event. At such closing, the Company shall deliver to the Executive a check in the amount of the aggregate Repurchase Price and, upon delivery thereof, the Company shall become the legal and beneficial owner of the Restricted Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such shares being repurchased by the Company. Whenever the Company shall have the right to repurchase Restricted Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a party of the Company's repurchase rights under this Agreement and purchase all or a part of such Shares.

              d. Escrow of Shares. The Certificate(s) representing all Restricted Shares shall be held by the Secretary of the Company as escrow holder (the "Escrow Holder"), along with a stock power executed by the Executive in blank. The Escrow Holder is hereby directed to permit transfer of such shares only in accordance with this Agreement and the Stockholders Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon written directions of the Board of Directors of the Company (excluding any Senior Executive that is a director of the Company). The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. The Company agrees to indemnify and hold Escrow Holder free and harmless from and against any and all losses, costs, damages, liabilities or expenses, including counsel fees to which Escrow Holder may be put or which he may incur by reason of or in connection with the escrow arrangement hereunder. If the Company or any assignee repurchases any of the Restricted Shares pursuant to this Section 7, the Escrow Holder, upon receipt of written notice of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Executive's request, Escrow Holder shall:
(i) cancel the certificate(s) held by the Escrow Holder and representing Restricted Shares, (ii) cause new certificate(s) to be issued representing the number of Restricted Shares no longer subject to repurchase pursuant paragraphs (i), (ii) and (iii) of Section 7(b), which certificate(s) the Escrow Holder shall deliver to Executive, and (iii) cause new certificate(s) to be issued representing the balance of the Restricted Shares, which certificate(s) shall be held in escrow by the Escrow Holder in accordance with the provisions of this Section 7(d). Subject to the terms hereof, Executive shall have all the rights of stockholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase right, there is
(i) any stock dividend, stock split or other change in the Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which such Executive is entitled by reason of his ownership of the Restricted Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Restricted Shares" for purposes of this Agreement and the Company's repurchase right.

              e. Legends. The share certificates evidencing the Restricted Shares shall be endorsed with the following legend (in addition to any legend required to be placed thereon by applicable federal or state securities laws or the Company's Stockholders Agreement):

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN AFFILIATE OF THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, WHICH PROVIDES, AMONG OTHER THINGS, FOR THE REPURCHASE BY THE COMPANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

         8.   No Conflict With Prior Agreements; Due Authorization.

              a. Executive represents to the Company that neither Executive's execution of this Agreement or commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party. The Company represents to Executive that it is fully authorized and empowered by action of the Company's Board of Directors to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

              b. Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

         9.   Miscellaneous

              a. Survival. Sections 4(d), 5, 6, 7 and 9 shall survive the termination hereof.

              b. Binding Effect. This Agreement shall be binding on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion the Company's stock, a merger, consolidation, or reorganization involving the Company or a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

              c. Assignment. Except as provided under Section 9(b), neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party, except that the Company may delegate to any of its direct or indirect wholly owned subsidiaries its obligations to provide compensation and benefits hereunder; provided no such delegation shall relieve the Company of its obligations hereunder.

              d. Entire Agreement. This Agreement, together with the Schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

              e. Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of Sections 6(a), (b) or (c) is not enforceable in accordance with its terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted at law.

              f. Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

              g. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                    If to the Company, to the attention of its Board of Directors at the Company's principal executive offices with a copy to:

                    Tritel, Inc.
                    111 East Capitol Street, Suite 500
                    Jackson, Mississippi 39201
                    Attention: General Counsel


                    If to Executive:

                    William M. Mounger, II
                    4781 East Massena Drive
                    Jackson, MS  39211


              h. Headings. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

              i. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              j. Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

              k. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

              l. Resolution of Disputes. All disputes, controversies and claims arising in connection with this Agreement that are not settled by agreement between the parties shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect from time to time. A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by AAA. The arbitrator may grant any remedy that (s)he deems just and equitable within the scope of this Agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his hand as of the day and year first above written.

                                  TRITEL, INC.


                                  By: _________________________________
                                           Name:
                                           Title:



                                  EXECUTIVE:

                                   -------------------------------------
                                   WILLIAM M. MOUNGER, II

                                  SCHEDULE I

                                    Duties

         As Chief Executive Officer of the Company, Executive is responsible for the overall direction of the business and for achieving maximum return on invested capital. Executive shall also coordinate the efforts of the senior executives and work with them to develop current and long-range objectives, policies and procedures for the Company. Executive shall represent the Company to customers, the financial community, and the general public. Additionally, Executive shall have supervision over, and the responsibility for, the day-to-day management, finances and operations of the Company, with all of the powers and authority typically exercised by a chief executive officer of a company, including, without limitation, the authority to hire and dismiss employees, to select agents, representatives and consultants, to determine the prices of services provided and products sold by the Company, and to determine the Company's methods of operation and financial strategies.

                                  SCHEDULE II

                             Permitted Activities

1. Executive is an officer, director and shareholder of Alaska-3 Cellular Corporation. This privately held company is a member and the manager of Alaska-3 Cellular, LLC (a manager managed limited liability company), which owns the Alaska-3 RSA cellular license ("AK-3"). MSM, Inc. currently provides management services to this market pursuant to a management agreement. Executive is an officer, director and shareholder of MSM, Inc. d/b/a "Mercury Communications Company." Pursuant to existing management agreements, this privately held entity currently provides management services for the owners of the AK-3, Arkansas-11 and Illinois-9 RSA cellular licenses. It also serves as manager of Mercury PCS, LLC, Mercury PCS II, LLC and Mercury Southern, LLC (all are manager managed limited liability companies). Executive is also a party to a management agreement with Mercury PCS, LLC and Mercury PCS II, LLC whereby he is required to provide certain management and supervisory services to those entities. The above-referenced cellular markets and the PCS licenses owned by Mercury PCS II, LLC are currently being offered for sale. Executive shall be permitted to engage in the management of the above-referenced cellular markets, assist in the sale of them, assist in the sale of the above-referenced PCS licenses and engage in other activities relating to the winding up and liquidation of such businesses (including without limitation managing and directing the defense or pursuit of any litigation or administrative proceedings involving the above-referenced entities or assets (collectively, the "Litigation")) for a period of up to 24 months from the date of this Agreement, provided, however, that the 24 month time limitation shall not apply to managing and directing the defense or pursuit of the Litigation.

2. Executive is an officer, director and shareholder of Mercury Wireless Management, Inc. ("MWM"). This privately held company currently manages and markets tower sites and communications facilities and systems for the City of Jackson, Mississippi and certain other private parties. Executive shall be permitted to continue to engage in such activities for the parties for whom MWM is rendering services on the date of the Securities Purchase Agreement, but only with respect to facilities and systems managed on such date, provided they do not interfere with the performance of his duties under this Agreement.

3. Executive is an officer, director and shareholder of Mercury International Ventures, Inc. This privately held company has pursued international telecommunications licenses. Executive shall be permitted to continue to engage in activities relating to the pursuit of any licenses which Executive has pursued prior to the date of the Securities Purchase Agreement provided such activities do not interfere with the performance of his duties under this Agreement.

4. Executive was a Deposit Guaranty Corp. Advisory Board Member. This bank holding company merged with First American Corporation of Nashville, Tennessee effective May 1, 1998 and Executive is permitted to serve on the corresponding Advisory Board of First American Corporation or its Deposit Guaranty Division.

                                SCHEDULE III-A

                                  Objectives

[TO BE ESTABLISHED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS]

                                SCHEDULE III-B

                                  Objectives

1. The Company shall fail to satisfy the construction requirements set forth in 47CFR 24.203 with respect to any FCC License owned by the Company or any Subsidiary.

2. The Company shall fail to construct, or cause its Subsidiaries to construct, Company Systems covering the Territory in accordance with the Minimum Build-Out Plan.

3. The Company shall fail to comply with the covenant relating to the TDMA Quality Standards set forth in Section 8.3 of the Stockholders Agreement.

4. The Company shall fail by a factor of more than 15% to meet, as of the end of any fiscal quarter set forth on the attached budget as modified from time to time by the Board of Directors, the applicable budgeted amount with respect to (x) capital expenditures per covered POP, (y) earnings before interest, taxes, depreciation and amortizations, or (z) minimum revenues.

5. The Company shall fail to comply with the terms of any representation, warranty, covenant or agreement contained in the Credit Documents (as such term is defined in the Securities Purchase Agreement) or in any other agreement or instrument pursuant to which the Company has incurred indebtedness for borrowed money in the principal amount of $25,000,000 or more, which failure to comply results in an event of default thereunder (unless such failure to comply has been waived or cured within the applicable cure period).

                                  SCHEDULE IV

                               Vesting Schedule

                  Vesting Date Event                     Percent of  Base Shares
                  ------------------                     -----------------------

Commencement Date                                         20%

Second Anniversary                                        15%

Third Anniversary                                         15%

Fourth Anniversary                                        15%

Fifth Anniversary                                         15%

Completion of Year 1 and Year 2 of Minimum Build-Out
Plan                                                      10%

Completion of Year 3 of Minimum Build-Out Plan            10%
                                                          ---

         Total                                            100%

Base Shares that are shares of Class C Common Stock shall vest prior to the vesting of any shares of Class A Common Stock.

Accelerated Vesting

o    Upon termination of the Employment Agreement by the Company pursuant to
     Section 5(a)(vii) of this Agreement, the Base Shares that would have vested on the immediately following Anniversary Date of such termination shall vest.